Exhibit 99.1

BIND Therapeutics Reports First Quarter 2016 Financial Results and Provides Business Update

Company does not anticipate disruption in operations under Chapter 11 protection

CAMBRIDGE, Mass., May 9, 2016 — BIND Therapeutics, Inc. (NASDAQ: BIND), a clinical-stage nanomedicine company developing targeted and programmable therapeutics called ACCURINS®, today reported financial results for the first quarter ended March 31, 2016 and provided a business update.

“Despite our financial challenges, we remain committed to advancing our new R&D strategy of applying our ACCURINS® technology to develop innovative medicines and we have made significant progress during the first quarter,” said Andrew Hirsch, president and chief executive officer at BIND Therapeutics. “In order to address these challenges, we took difficult but necessary steps to substantially reduce our operating expenses, focus the business, and explore strategic and financial alternatives. Despite these efforts, we filed for Chapter 11 protection to provide the necessary time to pursue these alternatives to the benefit of all stakeholders. While the Chapter 11 process can be distracting, we don’t anticipate any major disruptions in our business operations during this process.”

Scientific Highlights:

Discovery Pipeline:

During the quarter, BIND initiated in vivo studies aimed at characterizing the ability of ACCURINS® to affect pharmacokinetic, biodistribution, cellular uptake and gene silencing activity of oligonucleotide therapeutics. In addition, the Company has initiated formulation efforts to develop ACCURINS® containing small molecule inhibitors of TGF-beta signaling.

In addition, BIND has recently entered into several strategic research collaborations to quickly and efficiently evaluate novel targeting ligands as part of our strategy to develop ACCURINS® that incorporate combinations of targeting ligands and therapeutic payloads, including a variety of biologically active ligands. These collaborations include:

•	Synergy Pharmaceuticals, for access to ligands that can target gastrointestinal malignancies;

•	PeptiDream, to incorporate biologically active targeting ligands; and

•	Affilogic, to secure access to biologically active immuno-oncology related targeting ligands.

“We have an opportunity to formulate ACCURINS® with oligonucleotides or potent kinase inhibitors while functionalizing the surface of our particles with a variety of biologically active targeting ligands,” said Jonathan Yingling, Ph.D., chief scientific officer for BIND. “This has the potential to create ACCURINS® that act as combination therapy within a single particle.”

BIND-014

The Company released data from multiple phase 2 trials of BIND-014, ACCRUINS® formulated with the approved cytotoxic cancer agent docetaxel. The iNSITE 1 trial is squamous histology non-small cell lung cancer exceeded the protocol defined endpoint of greater than 65 percent 6-week disease control rate. The data suggest BIND-014 continues to provide meaningful improvements in safety and tolerability, and at least similar efficacy in comparison to historical studies with docetaxel. As a result, BIND believes the new data further validate the ACCURINS® platform and justify further development where improved safety and tolerability may be valuable. The company is seeking a collaborator to fund further development of BIND-014.

AZD2811

In collaboration with AstraZeneca, BIND developed AZD2811, which became the first nanoparticle containing a kinase inhibitor to begin clinical testing. The kinase inhibitor targets the Aurora B protein, which can contribute to the growth of tumor cells, and is currently in a phase 1 clinical trial. In the first quarter, preclinical data for AZD2811 was published in The Journal of Science Translational Medicine. The data highlighted the ability of ACCURINS® to control release kinetics and provide increased concentration of nanoparticles to tumor sites.

Anticipated upcoming milestones and activities include:

•	Report initial in vivo POC data for discovery programs, with preclinical pharmacokinetic and efficacy data expected in second half of 2017

•	In vivo POC data for targeting guanylate cyclase-C (GC-C) receptors expressed on tumors, specifically GI malignancies

•	In vivo POC data for anti-tumor immunity targeted ACCURINS®

•	Additional in vivo POC data for delivering single and double stranded RNA fragments and achieving target knock-down in tumor models

•	Demonstrate in vitro and in vivo POC for achieving endosomal escape with double stranded RNA

•	Expand pre-clinical pharmacology for KSP ACCURINS® (BIND-267), including combinations with immune-oncology biologics

•	Additional rodent and potentially non-rodent safety evaluation of BIND-267

•	Identify first ACCURINS®-based immuno-oncology product concept

•	Identify development and commercialization partner for BIND-014

•	Continue to support AstraZeneca’s clinical trial activities for AZD2811

•	Advance the Pfizer compound toward the clinic by initiating IND-enabling studies

Key Business Developments

•	Implemented a restructuring plan designed to streamline operations and reduce the Company’s operating expenses

•	Announced shift in R&D strategy to leverage the platform to develop innovative medicines and initiate a review of financial and strategic alternatives

•	Initiated voluntary Chapter 11 bankruptcy protection proceedings to provide for an orderly process and additional time to pursue the strategic and financial alternatives that were previously underway

First Quarter 2016 Financial Results

Cash, cash equivalents and short-term investments were approximately $21.5 million as of March 31, 2016. Given the fact that the Company is operating under Chapter 11 bankruptcy protection, the Company is suspending financial runway guidance until further notice.

Development revenue for the first quarter of 2016 was $1.9 million, compared to $4.4 million for the first quarter of 2015. The decline was primarily due to lower reimbursed collaboration expenses related to clinical trial manufacturing activities for AZD2811, which were performed in the first quarter of 2015 to support initial clinical testing as part of the Company’s collaboration with AstraZeneca.

Research and development expenses totaled $11.2 million for the first quarter of 2016, compared to $8.2 million for the first quarter of 2015. The increase was primarily related to BIND-014 expenses of approximately $7.2 million. In addition, there was an increase in manufacturing costs related to an engineering manufacturing run of ACCURINS® completed at the 15kg scale at our contract manufacturer in Germany.

General and administrative expenses totaled $3.6 million for the first quarter of 2016, compared to $4.8 million for the first quarter of 2015. The decline was partially due to one-time severance and stock-based compensation charges for our former chief executive officer in the first quarter of 2015 as well as a decrease in general consulting expenses of $0.4 million.

Net loss for the first quarter of 2016 was $12.7 million, compared to a net loss of $8.3 million for the first quarter of 2015. The increase in net loss was mostly the result of the aforementioned increase in clinical trial activities and the decrease in collaboration revenue during the first quarter of 2016.

Conference Call Information

BIND’s management team will host a conference call and audio webcast today at 8:30 a.m. EDT to discuss the first quarter 2016 results and provide a corporate update. To access the conference call, please dial (877) 312-5844 (domestic) or (253) 237-1152 (international) at least five minutes prior to the start time and refer to conference ID 4012958.

An audio webcast of the call will also be available on the Investors & Media section of the Company’s website www.bindtherapeutics.com. An archived webcast will be available on the Company’s website approximately two hours after the event and will be available for 30 days.

About BIND Therapeutics

BIND Therapeutics is a biotechnology company developing novel targeted therapeutics, primarily for the treatment of cancer. BIND’S product candidates are based on proprietary polymeric nanoparticles called ACCURINS®, which are engineered to target specific cells and tissues in the body at sites of disease. BIND is developing ACCURINS® with three different therapeutic objectives, both through internal research programs and with collaborators: Innovative medicines; enabling potent pathway inhibitors; and differentiated efficacy with approved drugs. BIND’s internal discovery efforts are focused on designing oligonucleotide and immune-oncology-based ACCURINS®.

BIND has announced ongoing collaborations with Pfizer Inc., AstraZeneca AB, F. Hoffmann-La Roche Ltd., Merck & Co., or Merck (known as Merck Sharp & Dohme outside the United States and Canada), Macrophage Therapeutics (a subsidiary of Navidea Biopharmaceuticals), Synergy Pharmaceuticals, PeptiDream and Affilogic to develop ACCURINS® based on their proprietary therapeutic payloads and/or targeting ligands. BIND’s collaboration with AstraZeneca has resulted in the Aurora B Kinase inhibitor Accurin AZD2811, which became the second Accurin candidate to enter clinical development. BIND’s collaboration with Pfizer has resulted in the selection of an Accurin candidate that is entering IND-enabling studies.

For more information, please visit the Company’s web site at www.bindtherapeutics.com.

Forward-Looking Statements Disclaimer

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. All statements contained in this press release that do not relate to matters of historical fact should be considered forward-looking statements, including statements regarding our expectation that our operations will not be disrupted due to our Chapter 11 proceeding; opportunities for the development of ACCURINS®, the potential of ACCURINS® and developing a pipeline of ACCURINS®; beliefs regarding the results of clinical trials; anticipated upcoming milestones and activities; opportunities regarding our nanomedicine platform; and our collaboration agreements with Pfizer, Merck, AstraZeneca, F. Hoffmann-La Roche Ltd., Macrophage, Synergy Pharmaceuticals, PeptiDream and Affilogic.

These forward-looking statements are based on management’s current expectations. These statements are neither promises nor guarantees, but involve known and unknown risks, uncertainties and other important factors that may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements, including, but not limited to, the following: risks relating to our recent Chapter 11 filing and our potential delisting from The Nasdaq Stock Market; the fact that the Company may not be successful in consummating any of the strategic or financing alternatives it is exploring; the fact that the Company has incurred significant losses since its inception and expects to incur losses for the foreseeable future; the Company’s need for additional funding, which may not be available, in order to continue as a going concern; effects of adverse capital market conditions on the Company’s liquidity; adverse effects on the Company’s business due to the report of its independent registered public accounting firm on its financial statements for the year ended December 31, 2015, which contains an explanatory paragraph regarding the Company’s ability to continue as a going concern; raising additional capital may cause dilution to its stockholders, restrict its operations or require it to relinquish rights to its technologies or drug candidates; the Company’s limited operating history; limitations on the

Company’s ability to utilize net operating loss carryforwards and certain other tax attributes; failure to use and expand its MEDICINAL ENGINEERING® platform to build a pipeline of drug candidates and develop marketable drugs; the early stage of the Company’s development efforts with only BIND-014 and Accurin AZD2811 in clinical development; failure of the Company or its collaborators to successfully develop and commercialize drug candidates; clinical drug development involves a lengthy and expensive process, with an uncertain outcome; delays or difficulties in the enrollment of patients in clinical trials; serious adverse or unacceptable side effects or limited efficacy observed during the development of the Company’s drug candidates; inability to maintain any of the Company’s collaborations, or the failure of these collaborations; inability to enter into a collaboration for BIND-014; the Company’s reliance on third parties to conduct its clinical trials and manufacture its drug candidates; the Company’s inability to obtain required regulatory approvals; the fact that a fast track or breakthrough therapy designation by the FDA for the Company’s drug candidates may not actually lead to a faster development or regulatory review or approval process; the inability to obtain orphan drug exclusivity for drug candidates; failure to obtain marketing approval in international jurisdictions; any post-marketing restrictions or withdrawals from the market; effects of recently enacted and future legislation; failure to comply with environmental, health and safety laws and regulations; failure to achieve market acceptance by physicians, patients, or third-party payors; failure to establish effective sales, marketing and distribution capabilities or enter into agreements with third parties with such capabilities; effects of substantial competition; unfavorable pricing regulations, third-party reimbursement practices or healthcare reform initiatives; product liability lawsuits; failure to retain key executives and attract, retain and motivate qualified personnel; difficulties in managing the Company’s growth; risks associated with operating internationally, including the possibility of sanctions with respect to our operations in Russia; the possibility of system failures or security breaches; failure to obtain and maintain patent protection for or otherwise protect our technology and products; effects of patent or other intellectual property lawsuits; the price of our common stock may be volatile and fluctuate substantially; significant costs and required management time as a result of operating as a public company; and any securities class action litigation. These and other important factors discussed under the caption “Risk Factors” in our Annual Report on Form 10-K filed with the Securities and Exchange Commission, or SEC, on May 10, 2016, and our other reports filed with the SEC could cause actual results to differ materially from those indicated by the forward-looking statements made in this press release. Any such forward-looking statements represent management’s estimates as of the date of this press release. While we may elect to update such forward-looking statements at some point in the future, we disclaim any obligation to do so, even if subsequent events cause our views to change. These forward-looking statements should not be relied upon as representing our views as of any date subsequent to the date of this press release.

BIND THERAPEUTICS, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS (Unaudited)

(Amounts in thousands, except share data)

	March 31, 2016	December 31, 2015
ASSETS
Current assets:
Cash and cash equivalents	$11,207	$24,654
Short-term investments	10,281	12,288
Amounts due under collaboration agreements	2,232	1,377
Prepaid expenses and other current assets	1,026	2,100

Total current assets	24,746	40,419
Property and equipment, net	9,827	9,764
Restricted cash and other assets	559	559

Total	$35,132	$50,742

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Current portion of long-term debt	$13,433	$5,203
Accounts payable	2,527	3,793
Accrued expenses	7,035	5,712
Current portion of deferred revenue	2,855	3,302

Total current liabilities	25,850	13,935

Long-term liabilities:
Long-term debt, less current	—	9,482
Deferred revenue, less current	2,252	2,691
Warrant liability	1,795	2,894
Other long-term liabilities	64	538

Total long-term liabilities	4,111	15,605

Total liabilities	29,961	33,615

Total stockholders’ equity	5,171	17,127

Total	$35,132	$50,742

BIND THERAPEUTICS, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (Unaudited)

(Amounts in thousands, except share and per share data)

	Three Months Ended March 31,
	2016	2015
Revenue	$1,873	$4,384

Operating expenses:
Research and development	11,237	8,180
General and administrative	3,574	4,763

Total operating expenses	14,811	12,943

Loss from operations	(12,938)	(8,559)
Other income )	275	246

Net loss	(12,663)	(8,313)

Net loss per share:
Basic and diluted	$(0.61)	$(0.44)
Weighted average common shares outstanding:
Basic and diluted	20,882,458	18,842,184

Media:

Jeff Boyle

617-301-8816

media@bindtherapeutics.com

Investors:

Tom Baker

617-532-0624

investors@bindtherapeutics.com